UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OWL ROCK CAPITAL CORPORATION II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your vote is needed! The Board unanimously recommends that you vote “FOR” the approval of (i) the New Advisory Agreement and (ii) the Adjournment Proposal Fellow Shareholder, On March 17, 2021, Owl Rock Capital Corporation II (“ORCC II”) will hold a Special Meeting of Shareholders to ask our Shareholders to approve (i) the Company’s entry into the New Advisory Agreement and (ii) a proposal to adjourn and reconvene the meeting should we need to solicit additional shareholder support to approve the agreement. The terms of the New Advisory Agreement are identical to the terms of the Existing Advisory Agreement. This request is a result of the recently announced Business Combination Agreement executed between Owl Rock Capital Group (“Owl Rock”) and Dyal Capital Partners (“Dyal”). The definitive agreement will bring together two industry leading investment platforms focused on providing capital solutions to the alternative asset management industry. The combined business will be the surviving entity in a merger with a special purpose acquisition corporation (a “SPAC”), Altimar Acquisition Corp. (NYSE: ATAC) (the “Transaction”). The Transaction, if consummated, will result in an indirect Change in Control of the Adviser to ORCC II. This Adviser change of control will result in a termination of the current investment advisory agreement. Your vote for this meeting is extremely important, regardless of the number of shares you own. Our ability to close the Transaction and deliver enhancements provided by the Adviser Change in Control is dependent on shareholder approval. Such expected enhancements, which are described further in the proxy statement, include: • improved investment sourcing capabilities, • increased pipeline of deal opportunities, • expanded resources available to investing activity, and • enhanced ability to attract and retain talent. In light of the unanimous recommendation of ORCC II’s Board of Directors, I ask for your support by voting FOR each of the proposals to be considered at the Special Meeting. If you do not vote, the effect will be the same as voting against the proposals, as described in the enclosed proxy materials. I encourage you to review the enclosed proxy materials carefully and vote your shares using any one of the methods described below. Your prompt response will help us meet shareholder approval requirements before the meeting, thereby reducing the risk of postponement. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-855-200-7745. Thank you in advance for your support of ORCC II. Sincerely, Craig W. Packer Chief Executive Officer, President and Director FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. WITHOUT A PROXY CARD Call 1-855-200-7745 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. S15591-LTR

Let’sVote onit. Let your proxy vote be heard. YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any device you prefer. PHONETABLETPC Go to: Proxyvote.com SAMPLE-EPB

Your vote is important. Vote your shares today! The special shareholder meeting will be held on March 17, 2021. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. 0000 0000 0000 0000 FOUR WAYS TO VOTE 0000 0000 0000 0000 0000 0000 0000 0000 ONLINE PHONE QR CODE MAIL WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. WITHOUT A PROXY CARD Call 1-855-200-7745 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

How do I vote? If you were a shareholder as of the January 15, 2021 record date, proxy materials were made available to you in late January. Most shareholders will receive proxy materials along with a control number for voting by email or by mail. 1. ONLINE: Click on the Vote Now link found on this website. You will need to enter your control number. On the mailing or email you received, there are easy-to-follow directions to help you complete the electronic voting instruction form online. You may also scan the QR code printed on your proxy card to be directed to the voting website. PHONE: Call the toll-free number listed on your ballot with a touch-tone phone to vote using an automated system. Please have your control number ready when you call. MAIL: Mark, sign and date your paper ballot and return it in the postage-paid envelope included in your mailing. Please allow plenty of time for your ballot to be delivered in advance of the March 17th meeting date. 2. 3. Where is my control number? a. For shareholders that received proxy materials via mail: Your Control Number can be found on your ballot next to the label "Control Number" OR in the box marked by an arrow as shown in the example below. b. For shareholders that received proxy materials via email: Your Control Number can be found next to the field labeled "Control Number" within the body of your email. XXXX XXXX XXXX XXXX